STATE OF FLORIDA
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF RESTORATION INDUSTRIES, INC., A FLORIDA CORPORATION

RESTORATION INDUSTRIES, INC., A FLORIDA CORPORATION, a corporation organized and existing under and by the virtue of the FLORIDA Business Corporation Act, does hereby certify:

FIRST: That a meeting of the Board of Directors of RESTORATION INDUSTRIES, INC., A FLORIDA CORPORATION, resolutions were duly adopted setting forth proposed amendments to the Articles of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IV" so that, as amended, said Article shall be and read as follows:

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 100,000,000 shares of common stock having a par value of $0.01 per share.

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article VII" so that, as amended, said Article shall be and read as follows:

The Board of Directors shall consist of not less than one (1) Director and not more than fifteen (15) Directors and the total number of Directors may from time to time be increased or decreased in such manner as is described in the Company's By-Laws, provided, however, that the number of Directors shall not be reduced to less than one (1).

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IX" so that, as amended, said Article shall be and read as follows:

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in

060002739613

accordance with Section 607.0702 of the FLORIDA Business Corporation Act at which meeting the necessary number of shares as acquired by statute were voted in favor of the amendment.

THIRD: The amendments were approved by the shareholders. The number of votes cast for the amendments by the shareholders were sufficient for approval.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13th day of November, 2006.

THOMAS GEER, President

H060002739613

H060002739613

FILED
06 NOV 13 PM 3:30
SECRETARY OF STATE
TALLAHASSEE FLORIDA

STATE OF FLORIDA
ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
RESTORATION INDUSTRIES, INC.,
A FLORIDA CORPORATION

RESTORATION INDUSTRIES, INC., A FLORIDA CORPORATION, a corporation organized and existing under and by the virtue of the FLORIDA Business Corporation Act, does hereby certify:

FIRST: That a meeting of the Board of Directors of RESTORATION INDUSTRIES, INC., A FLORIDA CORPORATION, resolutions were duly adopted setting forth proposed amendments to the Articles of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IV" so that, as amended, said Article shall be and read as follows:

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 100,000,000 shares of common stock having a par value of $0.01 per share.

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article VII" so that, as amended, said Article shall be and read as follows:

The Board of Directors shall consist of not less than one (1) Director and not more than fifteen (15) Directors and the total number of Directors may from time to time be increased or decreased in such manner as is described in the Company's By-Laws, provided, however, that the number of Directors shall not be reduced to less than one (1).

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IX" so that, as amended, said Article shall be and read as follows:

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in

H060002739613

H060002739613

accordance with Section 607.0702 of the FLORIDA Business Corporation Act at which meeting the necessary number of shares as acquired by statute were voted in favor of the amendment.

THIRD: The amendments were approved by the shareholders. The number of votes cast for the amendments by the shareholders were sufficient for approval.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13th day of November, 2006.

THOMAS GEER, President

H060002739613

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

RESTORATION INDUSTRIES, INC.

THESE, DULY ADOPTED, AMENDED AND RESTATED ARTICLES OF INCORPORATION SHALL SUPERSEDE THE ORIGINAL ARTICLES OF INCORPORATION AND ALL AMENDMENTS THERETO.

ARTICLE I. CORPORATE NAME

The name of this corporation is RESTORATION INDUSTRIES, INC., and has its principal place of business at 4728 SOUTH STATE STREET, ANN ARBOR, MICHIGAN 48108.

ARTICLE II. NATURE OF BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation is to engage in any and all business permitted under the laws of the State of Florida and this Corporation shall have all of the corporate powers enumerated in the Florida General Corporation Act.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 10,000,000 shares of common stock having a par value of $0.01 per share.

ARTICLE IV. TERM OF EXISTENCE

This Corporation shall have perpetual existence commencing upon the filing of these Articles.

ARTICLE V. REGISTERED AGENT AND INITIAL REGISTERED OFFICE

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

WILLIAM R. BARKER, P.A.
801 NORTH MAGNOLIA AVENUE, SUITE 310
ORLANDO, FLORIDA 32803

The Board of Directors from time to time may move the Registered Office to any other address in the State of Florida.

ARTICLE VI. PREEMPTIVE RIGHTS

Each Shareholder of the Corporation shall have the right to purchase, subscribe for, or receive a right or rights to purchase or subscribe for, at the price for which it is offered to others, that Shareholder's pro rata portion of the following:

A. Any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unissued shares authorized by the Articles of Incorporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issuance thereof, and whether issued for cash or other consideration; or,

B. Any obligation that the Corporation may issue or sell which is convertible into or exchangeable for any stock of the Corporation of any class or classes, or to which is attached or pertinent any warrant or warrants or other instruments conferring on the holder the right to subscribe for or purchase from the Corporation any shares of its stock of any class or classes.

This right shall be deemed waived by any Shareholder who does not exercise it and pay for the shares preempted within thirty (30) days after receipt of written notice from the Corporation stating the price, terms and conditions of the issue of shares and inviting the Shareholder to exercise this preemptive right. This right may also be waived by a written waiver signed by the Shareholder.

ARTICLE VII. BOARD OF DIRECTORS

The Board of Directors shall consist of not less than one (1) Director and not more than fifteen (15) Directors and the total number of Directors may from time to time be increased or decreased in such manner as is described in the Company's By-Laws, provided, however, that the number of Directors shall not be reduced to less than one (1). Initially, there shall be three (3) directors of the corporation. The name and address of the initial Directors of the corporation is:

THOMAS GEER
4728 SOUTH STATE STREET
ANN ARBOR, MICHIGAN 48108

LORRIE GEER
4728 SOUTH STATE STREET
ANN ARBOR, MICHIGAN 48108

MICHAEL CODY
4728 SOUTH STATE STREET
ANN ARBOR, MICHIGAN 48108

The persons named as the initial Directors shall hold this office until the first meeting of the shareholders, or, until otherwise replaced by a successor.

ARTICLE VIII. INCORPORATOR

The name and street address of the person signing these Articles of Incorporation is:

THOMAS GEER
4728 SOUTH STATE STREET
ANN ARBOR, MICHIGAN 48108

ARTICLE IX. AMENDMENT OF ARTICLES

The Articles of Incorporation may be amended in the manner provided by law.

ARTICLE X. INDEMNIFICATION

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

ARTICLE XI. BYLAWS

The power to adopt, alter, amend and repeal the Bylaws shall be vested in the Board of Directors and the Shareholders as provided by law; however, the Shareholders shall not have the power to adopt or amend the Bylaws that fixes a greater quorum or voting requirement for Shareholders than is required by law.

IN WITNESS WHEREOF, the undersigned, as Incorporator has executed the foregoing Articles of Incorporation on the 14 of November, 2006.

[signature]
THOMAS GEER
Incorporator

DESIGNATION AND ACCEPTANCE BY REGISTERED AGENT

In compliance with FLORIDA General Corporation Act, the following is submitted:

That RESTORATION INDUSTRIES, INC., desiring to organize under the laws of the State of Florida, with its principal office at 4728 SOUTH STATE STREET, ANN ARBOR, MICHIGAN 48108 has named WILLIAM R. BARKER, P.A., located at 801 NORTH MAGNOLIA AVENUE, SUITE 416, ORLANDO, FLORIDA 32803, County of Orange, State of Florida, as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

Having been named to accept service of process for the above-named Corporation, at the place designated in Article V of these Articles of Incorporation, the undersigned agrees to act in this capacity, and agrees to comply with the provisions of FLORIDA law relative to keeping the designated office open.

Registered Agent
WILLIAM R. BARKER, P.A.

WILLIAM R. BARKER, ESQUIRE

CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

In compliance with Section 617.1007 of the Florida General Corporation Act, the following is submitted:

That, the Board of Directors of RESTORATION INDUSTRIES, INC., have approved the filing of Amended and Restated Articles of Incorporation; and, this Restatement does contain Amendments that required shareholder approval; and, the Board of Directors adopted the Restatement after submission of same to the Shareholders, and, a majority approval by the Shareholders.

That, at a Special Meeting of the Shareholders, held in accordance with Section 607.0702, on November 14, 2006, the Shareholders of RESTORATION INDUSTRIES, INC. unanimously adopted the Amended and Restated Articles of Incorporation of RESTORATION INDUSTRIES, INC.; and, voted that the Amended and Restated Articles of Incorporation of RESTORATION INDUSTRIES, INC. shall supersede the original articles of incorporation and all amendments thereto. The number of votes cast for the Amendments by the Shareholders was sufficient for approval.

The undersigned, being President and Secretary of RESTORATION INDUSTRIES, INC., does make and file this certificate, declaring and certifying the facts hereinabove contained to be true and accordingly hereunto set my hand, on this, the 14 day of November, 2006.

THOMAS GEER, President

ARTICLES OF MERGER

The following Articles of Merger are submitted to merge the following Florida Profit corporation with another business entity, in accordance with Sections 607.1108 and 607.1109, Florida Statutes.

FIRST: The exact name, form/entity type, and jurisdiction for each merging party are as follows:

Name	Jurisdiction	Form/Entity Type
RESTORATION INDUSTRIES, LLC.	Michigan	LLC

SECOND: The exact name, form/entity type, and jurisdiction of the surviving party are as follows:

Name	Jurisdiction	Form/Entity Type
RESTORATION INDUSTRIES, INC.	Florida	Corporation

THIRD: The attached plan of merger was approved by each domestic corporation, limited liability company, partnership and/or limited partnership this is a party to the merger in accordance with the applicable provisions of Chapters 607, 608, and/or 620, Florida Statutes.

FOURTH: The attached plan of merger was approved by each other business entity that is a party to the merger in accordance with the applicable laws of the state, country or jurisdiction under which such other business entity is formed, organized or incorporated.

FIFTH: The effective date of the merger shall be the date these Articles are filed with the Florida Department of State.

SIXTH: SIGNATURES FOR EACH PARTY

RESTORATION INDUSTRIES, LLC.,
a Michigan limited liability company

____
THOMAS GEER, Member

RESTORATION INDUSTRIES, INC.,
a Florida corporation

____
THOMAS GEER, President

PLAN OF MERGER

FIRST: The exact name, form/entity type, and jurisdiction for each merging party are as follows:

Name	Jurisdiction	Form/Entity Type
RESTORATION INDUSTRIES, LLC.	Michigan	LLC

SECOND: The exact name, form/entity type, and jurisdiction of the surviving party are as follows:

Name	Jurisdiction	Form/Entity Type
RESTORATION INDUSTRIES, INC.	Florida	Corporation

THIRD: The terms and conditions of the merger are as follows:

See attached **Exhibit "A"**

FOURTH:

A. The manner and basis of converting the interests, shares, obligations or other securities of each merged party into the interests, shares, obligations or other securities of the survivor, in whole or in part, into cash or other property is as follows:

See attached **Exhibit "A"**

B. The manner and basis of converting the rights to acquire the interests, shares, obligations or other securities of each merged party into the rights to acquire the interests, shares, obligations or other securities of the survivor, in whole or in part, into cash or other property is as follows:

See attached **Exhibit "A"**

RESTORATION INDUSTRIES, LLC.,
a Michigan limited liability company

____
THOMAS GEER, Member

RESTORATION INDUSTRIES, INC.,
a Florida corporation

____
THOMAS GEER, President

EXHIBIT "A"
TO ARTICLES OF MERGER
AND
PLAN OF MERGER

TERMS AND CONDITIONS AND ADDOPTION OF MERGER

RESTORATION INDUSTRIES, LLC., a Michigan limited liability company, duly organized and existing under and by the virtue of the Michigan Limited Liability Company Act, plans to merge into RESTORATION INDUSTRIES, INC., a Florida corporation, pursuant to Florida Business Corporation Act, Section 607.1108. The Terms and Conditions of Merger ("Terms") are as follows:

DEFINITIONS

For purposes of these Terms, the following definitions shall apply:

"Surviving entity" means the Florida corporation that results from a merger of a foreign limited liability company under these Terms.

"Surviving corporation" means the Florida corporation that results from a merger of a foreign limited liability company under these Terms.

"Merging company" means a foreign limited liability company that merges into the Florida corporation under these Terms.

"Merging entity" means a foreign limited liability company that merges into the Florida corporation under these Terms.

WITNESSETH:

1. That the Michigan limited liability company known as RESTORATION INDUSTRIES, LLC. desires to merge into RESTORATION INDUSTRIES, INC., a Florida corporation;

2. That RESTORATION INDUSTRIES, INC. the desires for RESTORATION INDUSTRIES, LLC., a Michigan limited liability company to merge into RESTORATION INDUSTRIES, INC.;

3. That the name of the surviving entity, as set forth in the Articles of Merger, shall be RESTORATION INDUSTRIES, INC.;

4. That the Merger shall be effective as of the date of filing of the Articles of Merger with the Florida Secretary of State, Division of Corporations;

5. That upon the merger taking effect, and without need of further action, all of the following apply:

(a) That all the rights and property, whether real, personal, or mixed, of the merging entity or merging company are vested in the surviving entity or surviving corporation.

(b) That all debts, liabilities, and obligations of the merging entity or merging company continue as debts, liabilities, and obligations of the surviving entity or surviving corporation.

(c) That all rights of creditors and liens upon the property of the merging entity or merging company shall be preserved unimpaired and remain enforceable against the surviving entity or surviving corporation to the same extent as against the merging entity or merging company as if the merger had not occurred.

(d) That any action or proceeding pending by or against the merging entity or merging company may be continued against the surviving entity or surviving corporation as if the conversion had not occurred.

6. That an Officer/Director/Member of a merging company shall liable for:

(a) That all obligations of the merging company for which the Officer/Director/Member was personally liable before the merger.

7. That an Officer/Director of the surviving corporation remains liable for any and all obligations of the merging entity for which the Officer/Director/Member was personally liable before the merger, but only to the extent that the Officer/Director/Member was personally liable for the obligations of the merging entity prior to the merger.

8. That upon conversion of ownership interest of RESTORATION INDUSTRIES, LLC. into ownership interest of RESTORATION INDUSTRIES, INC., Unit-holders' ownership interests in RESTORATION INDUSTRIES, LLC., shall be converted on a one (1) for (1) basis into to common shares of RESTORATION INDUSTRIES, INC..

9. As Evidenced by our signatures hereafter, the Articles of Merger; Plan of Merger; and, Terms and Conditions of Merger have been **ADOPTED** by any and all Members of RESTORATION INDUSTRIES, LLC., and any and all Shareholders of RESTORATION INDUSTRIES, INC..

10. That any and all Members of RESTORATION INDUSTRIES, LLC., and any and all Shareholders of RESTORATION INDUSTRIES, INC. hereby waive any further Notice required to effectuate the Merger herein described.

THE FOREGOING Terms and Conditions of Merger are unanimously agreed to and adopted by any and all Members of RESTORATION INDUSTRIES, LLC., and any and all Shareholders of RESTORATION INDUSTRIES, INC., on this, the _____ day of ______________, 2006.

RESTORATION INDUSTRIES, LLC., a Michigan
limited liability company

____
THOMAS GEER, Member

RESTORATION INDUSTRIES, INC., a Florida corporation

____
THOMAS GEER, Director

Members/Unit-holders
RESTORATION INDUSTRIES, LLC., a Michigan limited liability company

____
THOMAS GEER

____
LORRIE GEER